EXHIBIT 99.1

                           TEXACO REPORTS RESULTS
                           ----------------------
                 FOR THE THIRD QUARTER AND NINE MONTHS 1994
                 ------------------------------------------

FOR IMMEDIATE RELEASE:  TUESDAY, OCTOBER 25, 1994.
- -------------------------------------------------
     WHITE PLAINS, N.Y., Oct. 25 - Texaco announced today that consolidated worldwide net income from continuing operations for the third quarter of 1994 was $281 million, or $.98 per share, compared with $317 million, or $1.13 per share, for the third quarter of 1993. Net income from continuing operations for the first nine months of 1994 was $598 million, or $2.02 per share, compared with $910 million, or $3.22 per share, for the first nine months of 1993.

                                                  Third Quarter               Nine Months
                                              ---------------------       --------------------
Texaco Inc. (Millions):                         1994         1993           1994        1993
______________________________________________________________________________________________
Net income from continuing operations before
  special items                                $ 270        $ 255          $ 627       $ 848
Special charges and credits                        3          (83)          (116)        (83)
Tax benefits on asset sale                         8          145             87         145
                                               -----        -----          -----       -----
Total net income from continuing operations      281          317            598         910

Discontinued chemical operations:
  Loss from operations                             -          (11)             -         (17)
  Loss on disposal of business                     -         (164)           (87)       (164)
                                               -----        -----          -----       -----
Total net income                               $ 281        $ 142          $ 511       $ 729
_______________________________________________________________________________________________


     In commenting on 1994's results Alfred C. DeCrane, Jr., Texaco's Chairman of the Board and Chief Executive Officer stated, "The third quarter results reflect solid benefits over last year from improved operating performance and expense containment efforts. Higher international crude oil production, higher natural gas production in the U.S. and the North Sea, coupled with higher worldwide crude prices were sufficient to offset the decline in natural gas prices, depressed downstream margins in the eastern half of the U.S. and in Europe, and refinery downtime in Pembroke, Wales, due to a July fire."

                                  - more -

     Net income from continuing operations for the third quarter of 1994 included a special charge of $20 million by an insurance subsidiary related to property damage from the fire at the Pembroke refinery, as well as a special gain of $23 million from the sale of an interest in a downstream joint venture in Sweden. Results for the nine months of 1994 also included net special charges of $119 million relating to staff reductions and write-down of certain assets being offered for sale in the company's program to consolidate activities and sell non-core assets. Nine months and third quarter of 1993 included special charges of $235 million related to staff reductions, write-down of assets and provisions for financial reserves, partly offset by $152 million of net deferred tax benefits principally arising from reduced tax rates in the United Kingdom. Net income from continuing operations for the third quarter and nine months of 1994 included $8 million and $87 million, respectively, of net tax benefits realizable through the sale of an interest in a subsidiary. Similar benefits of $145 million were recognized in 1993.
     Net income for the nine months of 1994 included a second quarter charge of $87 million for discontinued operations relating to the completion of the first phase of a transaction to sell substantially all of Texaco's worldwide chemical business. Comparatively, a charge of $164 million was recorded in the third quarter of 1993, reflecting the initial projected effects of these sales. Of the previously mentioned tax benefits on the sale of an interest in a subsidiary, $29 million and $145 million for the first nine months 1994 and 1993, respectively, were realizable due to the taxable gain on the sale of the chemical operations. Negotiations for the second phase of this sale, consisting of the lubricant additives business, are continuing.
     Capital and exploratory expenditures for continuing operations, including equity in such expenditures of affiliates, were $1,788 million for the first nine months of 1994, as compared to $1,887 million for the same period in 1993. Expenditures for the third quarter of 1994 amounted to $557 million versus
$732 million for the same quarter in 1993.
     "Third quarter operating performance and financial results reflect the program for value growth and competitive improvement," DeCrane added. "Solid increases in international production, the initial benefits of reduced layers of supervision and a more focused exploration and development program all contributed to the improvement."

                                  - more -

ANALYSIS OF FUNCTIONAL NET INCOME

OPERATING EARNINGS FROM CONTINUING OPERATIONS
PETROLEUM AND NATURAL GAS
     UNITED STATES


                                              Third Quarter           Nine Months
                                              -------------         ---------------
Exploration & Production (Millions):          1994     1993         1994       1993
___________________________________________________________________________________
Operating earnings from continuing
  operations before special items            $ 127    $ 138        $ 323      $ 434
Special charges                                  -      (38)         (24)       (38)
                                             -----    -----        -----      -----
Total operating earnings                     $ 127    $ 100        $ 299      $ 396
___________________________________________________________________________________


     Lower natural gas prices of $.33 per MCF in the 1994 third quarter adversely impacted comparative earnings. These lower natural gas prices more than offset the benefits from higher crude oil prices of $1.27 per barrel for the quarter. In spite of the gradually improving crude oil prices during 1994, nine months earnings were adversely impacted by the depressed prices early in this year, which resulted in comparatively lower crude oil prices of $1.80 per barrel.
     The company's results in 1994 benefitted from further reductions in operating expenses and added production from successful exploration and development programs.
     Special charges for 1994 provide for the estimated cost of announced employee separations. Special charges in 1993 included a deferred tax charge of $32 million due to the U.S. tax rate increase to 35 percent effective January 1, 1993, coupled with charges relating to staff reductions.

                             - more -


                                              Third Quarter           Nine Months
                                              -------------         ---------------
Manufacturing & Marketing (Millions):         1994     1993         1994       1993
___________________________________________________________________________________
Operating earnings from continuing
  operations before special items            $  92    $  97        $ 209      $ 206
Special charges                                  -      (91)         (24)       (91)
                                             -----    -----        -----      -----
Total operating earnings                     $  92    $   6        $ 185      $ 115
___________________________________________________________________________________



      Results for the comparative third quarter and nine month periods were essentially unchanged. Both periods benefitted from higher gasoline sales following the March 1994 successful introduction of Texaco's CleanSystem3 gasolines. In the western half of the U.S., third quarter 1994 earnings reflect improved performance at refineries partly offset by higher refinery feedstock costs. For the nine months, earnings in the western U.S. benefitted from both improved refinery performance plus lower average feedstock costs occurring in the first half of the year. These improvements were generally offset by decreased refinery margins in the East and Gulf coasts, particularly in the third quarter, reflecting feedstock costs that could not be fully recovered in the marketplace.
     Special charges for 1994 relate to the adjustment to fair market value of certain facilities to be offered for sale and the estimated cost of employee separations. Results for 1993 included special charges for staff reductions, environmental reserves and the U.S. tax rate increase.


     INTERNATIONAL
                                              Third Quarter           Nine Months
                                              -------------         ---------------
Exploration & Production (Millions):          1994     1993         1994       1993
___________________________________________________________________________________
Operating earnings from continuing
  operations before special items            $  83    $  15        $ 162      $ 176
Special charges and credits                      -      110          (16)       110
                                             -----    -----        -----      -----
Total operating earnings                     $  83    $ 125        $ 146      $ 286
___________________________________________________________________________________


     Results for the third quarter 1994 improved substantially over 1993 reflecting a combination of increased international production of both crude oil and natural gas mainly in the U.K. sector of the North Sea, lower exploratory expenses, and somewhat higher crude prices. For the comparative first nine months, earnings benefitted also from higher production, mainly in the North Sea and in Indonesia. However, generally lower crude oil prices prevailing in the first half of 1994 more than offset the benefit of increased production.

                                 - more -

     The 1994 third quarter and nine months included non-cash charges of $7 million and $18 million, respectively, relating to the currency exchange impacts of the Pound Sterling on deferred income taxes. For 1993, such currency exchange impacts resulted in a charge of $2 million for the third quarter and a $4 million benefit for the nine months.

     Special charges for 1994 related to the adjustment to fair market value of certain facilities being offered for sale and the estimated cost of employee separations. The third quarter of 1993 included a benefit of $169 million relating to changes in the U.K. Petroleum Revenue Tax associated with the taxability of certain items, as well as a tax rate reduction from 75 percent to 50 percent. Special charges in 1993 related to staff reductions and the write-down of the carrying value of certain assets, principally in the North Sea, brought about by changes in the Petroleum Revenue Tax laws.

                                              Third Quarter           Nine Months
                                              -------------         ---------------
Manufacturing & Marketing (Millions):         1994     1993         1994       1993
___________________________________________________________________________________
Operating earnings from continuing
  operations before special items            $  75    $ 103        $ 267      $ 344
Special charges and credits                     23      (30)         (15)       (30)
                                             -----    -----        -----      -----
Total operating earnings                     $  98    $  73        $ 252      $ 314
___________________________________________________________________________________


     Results for both the third quarter and nine months of 1994 versus 1993 reflect the decline in marketing margins in Europe, as well as lower refining margins and unfavorable currency exchange effects in the Caltex operating areas. Also, earnings were comparatively lower due to downtime resulting from a fire at the Pembroke refinery. Partly offsetting these decreases were higher marketing margins and sales volumes in Latin America, mainly Brazil.
     The 1994 third quarter and nine months included non-cash charges of $8 million and $20 million, respectively, relating to the currency exchange impacts of the Pound Sterling on deferred income taxes.
     The third quarter of 1994 included a special gain of $23 million related to the sale of an interest in a downstream joint venture in Sweden. In addition to the gain in Sweden, the nine months of 1994 included special charges related to the estimated cost of employee separations, and the adjustment to fair market value of certain properties being offered for sale.
     The third quarter and nine months of 1993 included special charges related to staff reductions and the write-down in the carrying values of certain assets.

                                - more -


NONPETROLEUM
                                              Third Quarter           Nine Months
                                              -------------         ---------------
(Millions):                                   1994     1993         1994       1993
___________________________________________________________________________________
Results from continuing operations
  before special items                       $  (6)   $  (3)       $ (13)     $  (8)
Special charges                                (20)      (4)         (20)        (4)
                                             -----    -----        -----      -----
Total operating earnings                     $ (26)   $  (7)       $ (33)     $ (12)
____________________________________________________________________________________


     Net income from continuing operations for the third quarter of 1994 included a special charge of $20 million by an insurance subsidiary related to property damage from the fire at the Pembroke refinery.


CORPORATE/NONOPERATING RESULTS FROM CONTINUING OPERATIONS

                                              Third Quarter           Nine Months
                                              -------------         ---------------
(Millions):                                   1994     1993         1994       1993
___________________________________________________________________________________
Results from continuing operations
  before special items                       $(101)   $ (95)       $(321)    $(304)
Special charges and credits                      -      (30)         (17)      (30)
Tax benefits on asset sale                       8      145           87       145
                                             -----    -----        -----     -----
Total corporate/nonoperating                 $ (93)   $  20        $(251)    $(189)
__________________________________________________________________________________


     Results for the third quarter and nine months were principally impacted by reduced capitalization of interest expense due to project completions, which was partially offset by lower corporate overhead due to the company's ongoing expense reduction efforts.
     The 1994 results included $87 million of tax benefits realizable through the sale of an interest in a subsidiary of which $8 million was realized in the third quarter. In addition, $17 million of charges related to the estimated cost of employee separations were included in the nine month results. The third quarter and nine months 1993 included net tax benefits realizable through the sale of an interest in a subsidiary of $145 million. Special charges and credits in 1993 related mainly to staff reductions.


CAPITAL AND EXPLORATORY EXPENDITURES
     International upstream capital and exploratory expenditures declined for the comparative nine months and third quarter periods reflecting lower expenditures in the U.K. North Sea, where successful project completions have increased production of liquids and natural gas. Partly offsetting this decline for the comparative nine months were higher drilling and development activities in the United States, which began in the third quarter of 1993.



                                  - more -

      Downstream international expenditures for the first nine months of 1994 increased as compared to the same period of 1993 reflecting investments by Texaco's affiliate, Caltex, in refinery construction and upgrade projects in Thailand and Singapore and increased marketing expenditures, as well as ongoing refinery upgrades in Panama and increased marketing expenditures in selected European and Latin American countries. These increases were partially offset by lower expenditures in the U.S. due to completion of refinery upgrade projects underway in 1993 by both Texaco and its affiliate, Star Enterprise, and lower marketing investments.

                                   - xxx -

NOTE  TO  EDITORS:  Tables for the third quarter and nine months are attached.

CONTACTS:      Dave Dickson             914-253-4128
               J. Michael Trevino       914-253-4175
               Jim Reisler              914-253-4389

                                   - 8 -

                                              Third Quarter           Nine Months
                                              -------------         ---------------
                                              1994     1993         1994       1993
                                              ----     ----         ----       ----

FUNCTIONAL NET INCOME ($000,000)
Operating Earnings (Losses) from
 Continuing Operations  (a)
 Petroleum and natural gas
   Exploration and production
    United States                            $ 127    $ 100        $ 299      $ 396
    International                               83      125          146        286
                                             -----    -----        -----      -----
     Total                                     210      225          445        682
                                             -----    -----        -----      -----

   Manufacturing, marketing and
   distribution
    United States                               92        6          185        115
    International                               98       73          252        314
                                             -----    -----        -----      -----
     Total                                     190       79          437        429
                                             -----    -----        -----      -----

     Total petroleum and natural gas           400      304          882      1,111

 Nonpetroleum                                  (26)      (7)         (33)       (12)
                                             -----    -----        -----      -----
     Total operating earnings                  374      297          849      1,099

Corporate/Nonoperating   (a)                   (93)      20         (251)      (189)
                                             -----    -----        -----      -----

Net Income from continuing operations          281      317          598        910

Discontinued chemical operations
 Loss from operations                            -      (11)           -        (17)
 Loss on disposal of business                    -     (164)         (87)      (164)
                                             -----    -----        -----      -----
     Total Net Income                        $ 281    $ 142        $ 511      $ 729
                                             =====    =====        =====      =====

Per common share (dollars):
Net income (loss):
    Continuing operations                    $ .98    $1.13        $2.02      $3.22
    Discontinued operations                      -     (.68)        (.34)      (.70)
                                             -----    -----        -----      -----
      Total net income                       $ .98    $ .45        $1.68      $2.52
                                             =====    =====        =====      =====

Average number of common shares
 outstanding (000,000)                       259.1    259.0        259.2      258.9

(a)  Results include special charges and credits


                                   - 9 -


                                                  Third Quarter          Nine Months
                                                  -------------          -------------
                                                  1994    1993           1994     1993
                                                  ----    ----           ----     ----
OTHER FINANCIAL DATA ($000,000)
Revenues from continuing operations             $8,960  $8,490        $24,394  $25,496

Total assets as of September 30                                   (b) $25,500  $26,131

Stockholders' equity as of September 30                           (b) $ 9,839  $10,133

Total debt as of September 30                                     (b) $ 6,500  $ 6,672

Capital and exploratory expenditures
  Texaco Inc. and subsidiary companies
    Exploration and production
       United States                            $  148  $  216          $ 598  $   516
       International                               111     212            376      590
                                                  ----    ----           ----    -----
         Total                                     259     428            974    1,106
                                                  ----    ----           ----    -----

    Manufacturing, marketing and
     distribution
       United States                                64     102            166      232
       International                                60      61            181      133
                                                  ----    ----          -----    -----
         Total                                     124     163            347      365
                                                  ----    ----          -----    -----

    Other                                            6      10             20       26
                                                  ----    ----          -----    -----
         Total Texaco Inc. and
           subsidiaries                            389     601          1,341    1,497
                                                  ----    ----         ------    -----

  Equity in affiliates
       United States                                45      34             96      111
       International                               123      97            351      279
                                                  ----    ----          -----    -----
         Total equity in affiliates                168     131            447      390
                                                  ----    ----          -----    -----
            Total continuing
             operations                            557     732          1,788    1,887

  Discontinued chemical operations                   1       6             21       54
                                                  ----    ----          -----    -----
            Total                               $  558  $  738        $ 1,809  $ 1,941
                                                  ====    ====          =====    =====

Dividends paid to common
  stockholders                                  $  207  $  207        $   622  $   621

Dividends per common share (dollars)            $  .80  $  .80        $  2.40  $  2.40

Dividend requirements for preferred
  stockholders                                  $   27  $   26          $  76  $    77

(b) Preliminary



                                              Third Quarter           Nine Months
                                              -------------         ---------------
                                              1994     1993         1994       1993
                                              ----     ----         ----       ----

OPERATING DATA - INCLUDING INTERESTS
  IN AFFILIATES
   Net production of crude oil and
     natural gas liquids (000 BPD)
       United States                           407      427          408        426
       Other Western Hemisphere                 21       21           20         21
       Europe                                  126       82          116         76
       Other Eastern Hemisphere                232      198          234        199
                                             -----    -----        -----      -----
         Total                                 786      728          778        722

   Net production of natural gas -
     available for sale (000 MCFPD)
       United States                         1,720    1,716        1,728      1,730
       International                           294      218          301        222
                                             -----    -----        -----      -----
         Total                               2,014    1,934        2,029      1,952

   Natural gas sales (000 MCFPD)
       United States                         3,156    2,740        3,083      2,755
       International                           308      224          317        234
                                             -----    -----        -----      -----
         Total                               3,464    2,964        3,400      2,989

   Natural gas liquids sales
   (including purchased LPGs) (000 BPD)
       United States                           240      191          211        189
       International                            93       63           70         51
                                             -----    -----        -----      -----
         Total                                 333      254          281        240

   Refinery input (000 BPD)
       United States                           704      633          661        661
       Other Western Hemisphere                 53       45           47         52
       Europe                                  188      341          279        328
       Other Eastern Hemisphere                447      429          456        429
                                             -----    -----        -----      -----
         Total                               1,392    1,448        1,443      1,470

   Refined product sales (000 BPD)
       United States                           908      828          876        821
       Other Western Hemisphere                318      282          308        285
       Europe                                  411      502          445        482
       Other Eastern Hemisphere                707      671          702        711
                                             -----    -----        -----      -----
         Total                               2,344    2,283        2,331      2,299
